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CUSIP NO. 36866W 10 6


                                                                    Exhibit 7(D)

                            AGREEMENT OF JOINT FILING


            Pursuant to Rule 13d-1(f)(1) under the Securities Exchange Act of 1934, the undersigned hereby consent to the joint filing of a single Schedule 13D on their behalf and to the joint filing of any single amended Schedule 13D statements thereto with respect to the ownership by each of the undersigned of shares of Common Stock of the Issuer. The undersigned hereby further agree that this statement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of which counterparts shall together constitute one and the same instrument.

Dated:  July 24, 2000



                                     THE NEWS CORPORATION LIMITED


                                     By: /s/ Arthur M. Siskind
                                         -----------------------
                                     Name:  Arthur M. Siskind
                                     Title: Director



                                     /s/ K. Rupert Murdoch
                                     ----------------------------
                                     K. Rupert Murdoch




                                     SKY GLOBAL NETWORKS, INC.


                                     By  /s/ Arthur M. Siskind
                                        --------------------------
                                     Name:  Arthur M. Siskind
                                     Title: Director and Senior Executive
                                            Vice President




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